Exhibit 99.1

Genpact Reports Second Quarter 2026 Results

Advanced Technology Solutions net revenue growth, up 24% year-over-year, drives Q2 performance

NEW YORK, August 6, 2026 — Genpact Limited (NYSE: G), the Agentic Operations company, today announced financial results for the second quarter ended June 30, 2026.

“Q2 was another strong quarter for Genpact, demonstrating our flywheel is accelerating, and our pivot to Agentic Operations is taking hold faster. Given the tremendous momentum we are seeing, we now expect Advanced Technology Solutions revenue to grow at least 25% for the full year,” said Balkrishan "BK" Kalra, President and CEO, Genpact. “We are leading the shift to Agentic Operations, our strategy is working, and we continue to change Genpact in ways that matter for our clients, our people, and our long-term growth.”

“This quarter reflects both strong client demand and disciplined execution, with revenue growth of 7.1%, another quarter of year-over-year margin expansion, and double-digit EPS growth. Record bookings, increasing backlog, and continued pipeline growth underscore the strength we are seeing across the business,” said Michael Weiner, Chief Financial Officer, Genpact. “We are raising our adjusted diluted EPS1 growth guidance to at least 12% for 2026. As we continue to shift toward higher-value Advanced Technology Solutions, we are focused on creating a stronger, more durable, and structurally richer business.”

Key Financial Highlights – Second Quarter 2026
•Net revenues were $1.343 billion, up 7.1% year-over-year, and 6.9% on a constant currency basis.2
◦Advanced Technology Solutions net revenues were $363 million, up 24.1% year-over-year, representing 27% of total net revenues.
◦Core Business Services net revenues were $980 million, up 1.9% year-over-year, representing 73% of total net revenues.
•Gross profit was $490 million, up 8.9% year-over-year, with a corresponding margin of 36.5%.
•Net income was $146 million, up 9.8% year-over-year, with a corresponding margin of 10.8%.
•Income from operations was $193 million, up 7.5% year-over-year, with a corresponding margin of 14.4%.
•Adjusted income from operations was $234 million, up 7.5% year-over-year, with a corresponding margin of 17.4%.3
•Diluted earnings per share was $0.86, up 14.7% year-over-year.
•Adjusted diluted earnings per share1 was $1.00, up 13.6% year-over-year.
1 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
2 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period.
3 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.

•Cash generated from operations was $72 million, compared to $177 million generated from operations in the second quarter of 2025.
•Genpact repurchased approximately 1.6 million common shares during the quarter for total consideration of approximately $50 million at an average price per share of $32.04.

Outlook

Genpact's outlook for the third quarter of 2026 is as follows:

•Net revenues in the range of $1.369 billion to $1.382 billion, representing year-over-year growth of approximately 6.0% to 7.0% as reported, or 6.2% to 7.2% on a constant currency basis.2
◦In Advanced Technology Solutions, we expect revenue to grow at least 25% year-over-year.
◦In Core Business Services, we expect revenue to be flat to slightly down year-over-year.
•Gross margin of approximately 36.6%.
•Adjusted income from operations margin4 of approximately 17.8%.
•Adjusted diluted earnings per share5 in the range of $1.04 to $1.05.

Genpact's outlook for the full year 2026 is as follows:

•Net revenue growth of at least 7% year-over-year on an as reported basis, or 6.8% on a constant currency basis.2
◦In Advanced Technology Solutions, we expect revenue to grow at least 25% year-over-year.
◦In Core Business Services, we expect growth to continue year-over-year.
•Gross margin of approximately 36.5%, up approximately 50 basis points year-over-year.
•Adjusted income from operations margin4 of approximately 17.7%, up approximately 25 basis points year-over-year.
•Adjusted diluted earnings per share5 growth of at least 12% year-over-year.

Second Quarter 2026 Earnings Call

Genpact's management will host a conference call on August 6, 2026 at 5:00PM ET to discuss the company's performance for the second quarter ended June 30, 2026. Participants are encouraged to register here to receive a dial-in number and unique PIN for seamless access. It is recommended to join 10 minutes before the call starts, although registration and dial-in will be available at any time. A live webcast, as well as supplemental investor materials, will be available on the Genpact Investor Relations website. An archived replay and transcript will be available on the website shortly after the call.

About Genpact
Genpact (NYSE: G) is the Agentic Operations company, where applied AI meets context-rich process intelligence. We run and transform mission-critical operations for global enterprises. Genpact's Agentic Operations are grounded in decades of operating core business processes at scale across finance, supply chain, banking, insurance, and more. Our flywheel of advanced technology, trusted data foundations, and deep ecosystem partnerships moves enterprises rapidly from experimentation to scale. AI agents bring speed and precision, human experts bring judgment, and together they deliver outcomes clients can measure. Get to know us at genpact.com and on LinkedIn, X, YouTube, and Facebook.
4Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP net income margin and GAAP income from operations margin to adjusted income from operations margin is attached to this release.
5Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for the third quarter of 2026 and full year 2026, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to macroeconomic uncertainty, U.S. and global trade and tariff policies and general economic conditions, any deterioration in the global economic environment and its impact on our clients, our ability to develop and successfully execute our business strategies, our ability to develop and successfully implement technological innovations, including AI technologies such as agentic AI, generative AI and large language models, and our ability to invest in new technologies and adapt to industry developments and client needs at sufficient speed and scale, our ability to effectively price our services and maintain pricing and employee utilization rates, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, our ability to protect our and our clients' data from security incidents or cyberattacks, political, economic or business conditions in countries in which we operate, the economic and other impacts of geopolitical conflicts and any related sanctions and other measures that have been or may be implemented or imposed in response thereto, as well as any potential expansion or escalation of existing conflicts or economic disruption beyond their current scope, a slowdown in the geographic regions or sectors in which we or our clients operate, the risks and uncertainties arising from our past and future acquisitions or divestitures, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation, tax audits, investigations and tax proceedings, changes in the interpretation or enforcement of tax laws and other laws and regulations, our ability to effectively execute our tax planning strategies, highly competitive markets and any inability to compete effectively, claims and lawsuits, including by clients, employees or other third parties, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact. Our results for the quarter ended June 30, 2026 are also not necessarily indicative of our operating results for any future periods.
Contacts

Investors	Investor.Relations@genpact.com

Media	PublicRelations@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of June 30, 2026	As of December 31, 2025
Assets
Current assets
Cash and cash equivalents	$517,387	$853,836
Short-term investments	—	350,000
Accounts receivable, net of allowance for credit losses of $21,220 and $22,097 as of June 30, 2026 and December 31, 2025, respectively	1,402,815	1,240,550
Prepaid expenses and other current assets	250,552	211,981
Total current assets	$2,170,754	$2,656,367

Property, plant and equipment, net	184,437	190,448
Operating lease right-of-use assets	197,788	181,708
Deferred tax assets	255,068	258,789
Intangible assets, net	73,273	67,040
Goodwill	1,768,862	1,781,116
Contract cost assets	189,393	197,419
Other assets, net of allowance for credit losses of $13,438 and $10,659 as of June 30, 2026 and December 31, 2025, respectively	573,521	510,380
Total assets	$5,413,096	$5,843,267

Liabilities and equity
Current liabilities
Current portion of long-term debt	26,201	376,027
Accounts payable	16,093	27,533
Income taxes payable	51,789	43,074
Accrued expenses and other current liabilities	930,964	1,103,625
Operating lease liabilities	62,717	52,221
Total current liabilities	$1,087,764	$1,602,480

Long-term debt, less current portion	1,154,056	1,166,274
Operating lease liabilities	154,415	150,667
Deferred tax liabilities	10,645	21,081
Other liabilities	401,419	353,364
Total liabilities	$2,808,299	$3,293,866

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 168,028,805 and 170,341,479 issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1,673	1,696
Additional paid-in capital	2,050,128	2,018,985
Retained earnings	1,500,595	1,390,164
Accumulated other comprehensive income (loss)	(947,599)	(861,444)
Total equity	$2,604,797	$2,549,401

Total liabilities and equity	$5,413,096	$5,843,267

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net revenues	$1,343,438	$1,254,418	$2,639,510	$2,469,344
Cost of revenue	853,100	804,350	1,677,504	1,590,282
Gross profit	$490,338	$450,068	$962,006	$879,062
Operating expenses:
Selling, general and administrative expenses	294,129	266,393	564,466	507,477
Amortization of acquired intangible assets	3,287	4,317	6,399	8,637
Other operating (income) expense, net	(20)	(44)	(384)	(156)
Income from operations	$192,942	$179,402	$391,525	$363,104
Foreign exchange gains, net	2,109	376	9,411	1,665
Interest income (expense), net	(15,147)	(13,485)	(26,749)	(24,931)
Other income (expense), net	10,979	10,445	10,690	12,123
Income before income tax expense	$190,883	$176,738	$384,877	$351,961
Income tax expense	45,146	44,022	91,148	88,392
Net income	$145,737	$132,716	$293,729	$263,569
Earnings per common share
Basic	$0.86	$0.76	$1.73	$1.51
Diluted	$0.86	$0.75	$1.71	$1.48
Weighted average number of common shares used in computing earnings per common share
Basic	169,068,546	174,611,241	169,688,011	175,069,775
Diluted	170,425,796	177,052,346	171,635,487	177,743,745

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six months ended June 30,
	2026	2025
Operating activities
Net income	$293,729	$263,569
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	35,000	34,089
Amortization of debt issuance costs	1,414	1,105
Amortization of acquired intangible assets	6,399	8,637
Allowance for credit losses	9,410	18,363
Unrealized (gain)/loss on revaluation of foreign currency assets/liabilities	786	3,068
Stock-based compensation expense	48,632	41,834
Deferred tax expense/(benefit)	(649)	9,307
Others, net	116	(89)
Change in operating assets and liabilities:
Increase in accounts receivable	(175,331)	(58,694)
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(111,828)	(69,358)
Increase (Decrease) in accounts payable	(12,096)	9,561
Decrease in accrued expenses, other current liabilities, operating leases liabilities and other liabilities	(55,938)	(63,608)
Increase in income taxes payable	9,264	20,017
Net cash provided by operating activities	$48,908	$217,801
Investing activities
Purchase of property, plant and equipment	(37,855)	(44,201)
Payment for internally generated intangible assets (including intangible assets under development)	(16,093)	(2,987)
Payment for business acquisitions, net of cash acquired	—	(80,621)
Proceeds from sale of property, plant and equipment	3,717	30
Proceeds from maturity of short term investments	350,000	23,359
Net cash provided by (used for) investing activities	$299,769	$(104,420)
Financing activities
Repayment of finance lease obligations	(3,826)	(4,487)
Payment of debt issuance and refinancing costs	(394)	—
Repayment of long-term debt	(363,250)	(13,250)
Proceeds from short-term borrowings	—	85,000
Proceeds from issuance of common shares under stock-based compensation plans	5,118	9,345
Payment for net settlement of stock-based awards	(22,096)	(30,874)
Dividend paid	(63,325)	(59,408)
Payment of earn-out consideration	(77,500)	—
Payment for stock repurchased and retired (including expenses related to stock repurchased)	(120,007)	(92,999)
Net cash used for financing activities	$(645,280)	$(106,673)
Net decrease in cash and cash equivalents	(296,603)	6,708
Effect of exchange rate changes	(39,846)	8,306
Cash and cash equivalents at the beginning of the period	853,836	648,246
Cash and cash equivalents at the end of the period	$517,387	$663,260
Supplementary information
Cash paid during the period for interest	$36,928	$29,790
Cash paid during the period for income taxes, net of refund	$84,244	$52,192

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. GAAP ("GAAP"), this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted net income;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact's GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Given Genpact's acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact's management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact's operating results to those of its competitors. For the same reasons, since April 2016, Genpact's management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact's management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when applying ASC 718 "Compensation-Stock Compensation," Genpact's management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact's operating results and those of other companies.

Additionally, in its calculations of non-GAAP financial measures, Genpact's management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses from GAAP income from operations, because management believes that the Company's results after taking into account these adjustments more accurately reflect the Company's ongoing operations.

In its calculations of adjusted diluted earnings per share, Genpact's management adds back stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact's management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company's true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted net income, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company's reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations, adjusted income from operations margin and adjusted net income versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense, amortization of acquired intangible assets, foreign exchange (gains)/ loses, net, interest (income) expense, net and income tax expense. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from these non-GAAP financial measures.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and six months ended June 30, 2026 and 2025:

Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income	$145,737	$132,716	$293,729	$263,569
Foreign exchange (gains)/losses, net	(2,109)	(376)	(9,411)	(1,665)
Interest (income) expense, net	15,147	13,485	26,749	24,931
Income tax expense	45,146	44,022	91,148	88,392
Stock-based compensation expense	26,359	21,798	48,632	41,834
Amortization of acquired intangible assets	3,278	4,315	6,389	8,633
Acquisition-related expenses	—	1,310	—	1,310
Adjusted income from operations	$233,558	$217,270	$457,236	$427,004
Net income margin	10.8%	10.6%	11.1%	10.7%
Adjusted income from operations margin	17.4%	17.3%	17.3%	17.3%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Income from operations	$192,942	$179,402	$391,525	$363,104
Stock-based compensation expense	26,359	21,798	48,632	41,834
Amortization of acquired intangible assets	3,278	4,315	6,389	8,633
Other income (expense), net	10,979	10,445	10,690	12,123
Acquisition-related expenses	—	1,310	—	1,310
Adjusted income from operations	$233,558	$217,270	$457,236	$427,004
Income from operations margin	14.4%	14.3%	14.8%	14.7%
Adjusted income from operations margin	17.4%	17.3%	17.3%	17.3%

Reconciliation of Net Income to Adjusted Net Income
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income	$145,737	$132,716	$293,729	$263,569
Stock-based compensation expense	26,359	21,798	48,632	41,834
Amortization of acquired intangible assets	3,278	4,315	6,389	8,633
Acquisition related expenses	—	1,310	—	1,310
Tax impact on stock-based compensation expense	(3,680)	(3,867)	(7,240)	(7,945)
Tax impact on amortization of acquired intangible assets	(799)	(1,066)	(1,555)	(2,132)
Adjusted net income	$170,895	$155,206	$339,955	$305,269

Reconciliation of Diluted EPS to Adjusted Diluted EPS6
(Per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Diluted EPS	$0.86	$0.75	$1.71	$1.48
Stock-based compensation expense	0.15	0.12	0.28	0.24
Amortization of acquired intangible assets	0.02	0.02	0.04	0.05
Acquisition related expenses	—	0.01	—	0.01
Tax impact on stock-based compensation expense	(0.02)	(0.02)	(0.04)	(0.04)
Tax impact on amortization of acquired intangible assets	—	(0.01)	(0.01)	(0.01)
Adjusted diluted EPS	$1.00	$0.88	$1.98	$1.72

6 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2026:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin7

Year ending December 31, 2026
Net income margin	11.1%
Estimated interest (income) expense, net	1.0%
Estimated income tax expense	3.5%
Estimated stock-based compensation expense	1.9%
Estimated amortization of acquired intangible assets	0.2%
Estimated foreign exchange (gain)/loss	(0.2)%
Adjusted income from operations margin	17.7%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin7

Year ending December 31, 2026
Income from operations margin	15.2%
Estimated stock-based compensation expense	1.9%
Estimated amortization of acquired intangible assets	0.2%
Estimated other income (expense), net	0.3%
Adjusted income from operations margin	17.7%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS7
(Per share data)

Year ending December 31, 2026
Diluted EPS	$3.51
Estimated stock-based compensation expense	0.60
Estimated amortization of acquired intangible assets	0.08
Estimated tax impact on stock-based compensation expense	(0.09)
Estimated tax impact on amortization of acquired intangible assets	(0.02)
Adjusted diluted EPS	$4.09

7 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the quarter ending September 30, 2026:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin8

Quarter ending September 30, 2026
Net income margin	11.0%
Estimated interest (income) expense, net	1.1%
Estimated income tax expense	3.5%
Estimated stock-based compensation expense	2.0%
Estimated amortization of acquired intangible assets	0.2%
Estimated foreign exchange (gain)/loss	0.0%
Adjusted income from operations margin	17.8%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin8

Quarter ending September 30, 2026
Income from operations margin	15.3%
Estimated stock-based compensation expense	2.0%
Estimated amortization of acquired intangible assets	0.2%
Estimated other income (expense), net	0.3%
Adjusted income from operations margin	17.8%
Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS8
(Per share data)

	Quarter ending September 30, 2026
	Lower	Upper
Diluted EPS	$0.89	$0.90
Estimated stock-based compensation expense	0.16	0.16
Estimated amortization of acquired intangible assets	0.02	0.02
Estimated tax impact on stock-based compensation expense	(0.02)	(0.02)
Estimated tax impact on amortization of acquired intangible assets	(0.00)	(0.00)
Adjusted diluted EPS	$1.04	$1.05
8 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

Net Revenues from Advanced Technology Solutions and Core Business Services9
(In thousands)

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Advanced Technology Solutions	$363,323	$292,655	$708,552	$570,282
Core Business Services	980,115	961,763	1,930,958	1,899,062
Total	$1,343,438	$1,254,418	$2,639,510	$2,469,344
9 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.